TERM LOAN PROMISSORY NOTE

$30,000,000.00	January ___, 2019

FOR VALUE RECEIVED, the undersigned, CHESAPEAKE UTILITIES CORPORATION, a Delaware corporation, with offices at 909 Silver Lake Boulevard, Dover, Delaware 19904 (“Borrower”), promises to pay to the order of BRANCH BANKING AND TRUST COMPANY, a North Carolina banking corporation at the office designated below (“Bank”), the principal sum of THIRTY MILLION DOLLARS ($30,000,000.00) in (i) installments of interest from the date hereof on the principal amount thereof from time to time outstanding, in like funds, on each Interest Payment Date at the Interest Rate per annum applicable to the Term Loan as provided in the Term Loan Credit Agreement, dated of even date herewith, by and between Borrower and Bank (as amended, modified, or supplemented from time to time, the “Credit Agreement”), and (ii) a final payment of the outstanding principal balance of this Term Loan Promissory Note, together with accrued interest thereon, at the Interest Rate per annum applicable to the Term Loan as provided in the Credit Agreement, on the Maturity Date. All such principal and interest shall be payable in lawful money of the United States of America in immediately available funds at the offices of Bank, at 200 West Second Street, 17th Floor, Winston-Salem, North Carolina 27101 or such other address as Bank may, from time to time, notify Borrower.
This Term Loan Promissory Note is defined in the Credit Agreement as the “Note.” Reference is made to the Credit Agreement for a statement of the respective rights and obligations of the parties and the terms and conditions therein provided, under which all or any part of the principal hereof, accrued interest thereon, and other amounts payable under the Credit Agreement may become immediately due and payable. Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
This is a term loan pursuant to which Borrower may not re-borrow amounts previously repaid pursuant to the terms and conditions of this Term Loan Promissory Note and the Credit Agreement.
All borrowings evidenced by this Term Loan Promissory Note and all payments and prepayments of the principal hereof and the date thereof shall be recorded by the holder hereof in its internal records; provided, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower to make the payments of principal and interest in accordance with the terms of this Term Loan Promissory Note and the Credit Agreement. Should a conflict arise between this Term Loan Promissory Note and the Credit Agreement, the terms of the Credit Agreement shall control.
Interest shall accrue on the outstanding principal balance hereof at the rate or rates provided for in the Credit Agreement.
The occurrence of an Event of Default under the Credit Agreement constitutes an Event of Default under this Term Loan Promissory Note and entitles Bank, in accordance with the Credit Agreement, to declare this Term Loan Promissory Note immediately due and payable.
Borrower hereby waives presentment, demand for payment, notice of dishonor or acceleration, protest and notice of protest, and any and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement of this Term Loan Promissory Note, except any notice requirements set forth in the Credit Agreement.
This Term Loan Promissory Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of Bank and its successors and assigns. This Term Loan Promissory Note shall be governed as to validity, interpretation and effect by the laws of the State of New York.
In the event any interest rate applicable hereto is in excess of the highest rate allowable under applicable law, then the rate of such interest will be reduced to the highest rate not in excess of such maximum allowable interest and any excess previously paid by Borrower shall be deemed to have been applied against the principal outstanding under the Credit Agreement.
Borrower shall also be liable hereunder for all fees, costs and expenses as provided in the Credit Agreement.
BORROWER AND BANK AGREE THAT THEY SHALL NOT HAVE A REMEDY OF PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER IN ANY DISPUTE IN CONNECTION WITH THIS TERM LOAN PROMISSORY NOTE AND HEREBY WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES THEY HAVE NOW OR WHICH MAY ARISE IN THE FUTURE IN CONNECTION WITH ANY DISPUTE IN CONNECTION WITH THIS TERM LOAN PROMISSORY NOTE.
EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS TERM LOAN PROMISSORY NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF BANK. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK’S ACCEPTING THIS TERM LOAN PROMISSORY NOTE.
BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR ATTORNEYS OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE STATE OF NEW YORK, OR ELSEWHERE, UPON AND FOLLOWING THE OCCURRENCE OF AN EVENT OF DEFAULT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR THE AMOUNT FOR WHICH BORROWER MAY BE OR BECOME LIABLE TO BANK OR ANY OF THEM UNDER THIS TERM LOAN PROMISSORY NOTE AS EVIDENCED BY AN AFFIDAVIT SIGNED BY AN OFFICER OF BANK, AS THE CASE MAY BE, SETTING FORTH THE AMOUNT THEN DUE, PLUS REASONABLE ATTORNEYS’ FEES OF UP TO TEN PERCENT (10%) OF PRINCIPAL AND INTEREST AND COSTS OF SUIT (PROVIDED, HOWEVER, BANK WILL SEEK TO COLLECT ONLY SUCH REASONABLE FEES AS IT ACTUALLY INCURS FROM TIME TO TIME), AND FOR SO DOING THIS TERM LOAN PROMISSORY NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT, IT BEING AGREED THAT THE FOREGOING AUTHORIZATION IS A POWER COUPLED WITH AN INTEREST. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THE FOREGOING WARRANT AND POWER TO CONFESS JUDGMENT SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD TO BE INVALID, VOIDABLE OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS BANK SHALL ELECT UNTIL ALL OBLIGATIONS OF BORROWER TO BANK HAVE BEEN PAID IN FULL.
BORROWER ACKNOWLEDGES THAT IT HAS HAD THE ASSISTANCE OF COUNSEL IN THE REVIEW AND EXECUTION OF THIS TERM LOAN PROMISSORY NOTE, AND FURTHER ACKNOWLEDGES THAT THE MEANING AND EFFECT OF THE FOREGOING WAIVER OF JURY TRIAL AND CONFESSION OF JUDGMENT HAVE BEEN FULLY EXPLAINED TO BORROWER BY SUCH COUNSEL.

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Borrower acknowledges that it has read and understood all the provisions of this Term Loan Promissory Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.
WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.
ATTEST:                    CHESAPEAKE UTILITIES CORPORATION
a Delaware corporation

By:___________________________        By:_______________________________(SEAL)
Name:    Thomas E. Mahn            Name: Beth W. Cooper
Title: Treasurer and Vice President        Title: Senior Vice President and Chief Financial
Officer

[Signature Page to Term Loan Promissory Note]